UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2018

ISABELLA BANK CORPORATION
(Exact name of registrant as specified in its charter)

MICHIGAN
(State or other jurisdiction of incorporation)

000-18415	38-2830092
(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street, Mt. Pleasant, Michigan	48858-1649
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (989) 772-9471
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

Section 5 - Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Appointment of Neil M. McDonnell as Chief Financial Officer.

Effective January 30, 2018, Neil M. McDonnell was appointed as the Corporation’s Chief Financial Officer. Mr. McDonnell, age 54, has over 27 years of experience in the financial services industry. Prior to joining the Corporation, Mr. McDonnell was the Executive Vice President and Chief Financial Officer at Patriot Bank, N.A. from January 2016 to May 2017, the Executive Vice President and Chief Financial Officer at Darien Rowayton Bank from August 2012 to August 2014, and the Chief Financial Officer at Fieldpoint Private Bank from April 2008 to April 2012. Mr. McDonnell's expertise includes banking, finance, accounting, business strategies, mergers and acquisitions, risk, compliance and wealth management and trust businesses.

In connection with Mr. McDonnell's appointment, effective January 30, 2018, Rhonda S. Tudor resumed her role as Vice President and Controller of the Corporation. Ms. Tudor held the title of Interim Chief Financial Officer since March 31, 2017.

A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description

99.1	Press release issued February 23, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISABELLA BANK CORPORATION

Dated:	February 23, 2018	By:	/s/ Jae A. Evans
Jae A. Evans, President and CEO